As filed with the  Securities  and  Exchange  Commission  on November  29, 2000.
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)

              Delaware                                                36-3858106
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)

                         ------------------------------

                ServiceMaster Profit Sharing and Retirement Plan
                            (Full title of the plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                          Downers Grove, Illinois 60515
                                 (630) 271-1300
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------

                       CALCULATION OF THE REGISTRATION FEE


                              Proposed        Proposed
Title of                      maximum         maximum              Amount of
security       Amount to be   offering        aggregate            registration
to be          registered     price           offering             fee
registered                    Per unit        price
--------------------------------------------------------------------------------

Common stock   5,000,000 (1)  $9.69 (2)       $48,450,000 (2)      $12,791 (2)



(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ServiceMaster Profit Sharing and Retirement Plan.

(2) Estimated solely to calculate the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common stock reported on the New York Stock Exchange on November 24, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         ServiceMaster has filed the following documents with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and such documents are incorporated herein by reference:

         1. ServiceMaster's Annual Report on Form 10-K for the year ended December 31, 1999;

         2. ServiceMaster's Profit Sharing and Retirement Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1999;

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

         4. The description of the Common Stock that is contained in ServiceMaster's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents").


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         ServiceMaster is incorporated  under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.


Item 7.  Exemption from Registration Claimed.

         Not Applicable


Item 8.  Exhibits.

         See Index to Exhibits.


Item 9.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on November 29, 2000.

                            THE SERVICEMASTER COMPANY

                          By:  /s/ Jim L. Kaput
                               ----------------
                               Jim L. Kaput
                               Senior Vice President
                               and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated signed this Registration Statement on November 29, 2000.



             Signature                                        Title


                      *                              Chairman, Chief Executive
--------------------------------------------
        C. William Pollard                           Officer and Director


    /s/ Steven C. Preston                            Executive Vice President,
--------------------------------------------
        Steven C. Preston                            Chief Financial Officer

                                                     (Principal Financial
                                                      Officer and Principal
                                                      Accounting Officer)


                      *                             Senior Chairman and Director
--------------------------------------------
        Carlos H. Cantu


                      *                              Director
--------------------------------------------
       Paul W. Berezny, Jr.


                      *                              Director
--------------------------------------------
        Brian Griffiths


                      *                              Director
--------------------------------------------
        Sidney E. Harris


                      *                              Director
--------------------------------------------
        Glenda A. Hatchett


                      *                              Director
--------------------------------------------
        Herbert P. Hess


                      *                              Director
--------------------------------------------
        Michele M. Hunt


                      *                              Director
--------------------------------------------
        Gunther H. Knoedler


                      *                              Director
--------------------------------------------
        James D. McLennan

                      *                              Director
--------------------------------------------
        Vincent C. Nelson


                      *                              Director
--------------------------------------------
        Dallen W. Peterson


                      *                              Director
--------------------------------------------
        Steven S Reinemund


                      *                              Director
--------------------------------------------
        Donald G. Soderquist


                      *                              Director
--------------------------------------------
        Charles W. Stair


                      *                              Director
--------------------------------------------
        David K. Wessner

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.


                                      By:  /s/ Jim L. Kaput
                                           ------------------
                                           Jim L. Kaput
                                           Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on November 29, 2000.

                              PLAN COMMITTEE
                              SERVICEMASTER PROFIT SHARING AND RETIREMENT PLAN


                              By:   /s/ Eric R. Zarnikow
                                    ------------------------
                                    Eric R. Zarnikow
                                    Member of Committee

                                  EXHIBIT INDEX

Exhibit                            Description
No.
----       ---------------------------------------------------------------------
4.1 ServiceMaster's Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 6, 1997, is incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated December 18, 1997, of ServiceMaster Limited Partnership (Commission File No. 1-9378).

4.2 ServiceMaster's Bylaws, as amended through September 29, 2000, are incorporated by reference to Exhibit 1.4 to Amendment No. 1 to Form 8-A/A, dated October 6, 2000 (Commission File No. 1-14762).

4.3 ServiceMaster Profit Sharing and Retirement Plan is incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed October 14, 1999 (Commission No. 333-89037).

23.1      Consent of Arthur Andersen LLP.

24        Power of Attorney.